

                                U.S. SECURITIES AND EXCHANGE COMMISSION
                                         WASHINGTON, D.C. 20549


                                                 FORM 8-K

                                     UNDER THE SECURITIES ACT OF 1933

                                      Date of report: March 5, 2008

                                          PRIME COMPANIES, INC.
                                          --------------------
                              (Name of Small Business Issuer in Its Charter)


         Delaware                                      4812                                   52-2031531
         --------                                      ----                                   ----------
(State or Other Jurisdiction of           (Primary Standard Industrial                  (I.R.S. Employer
Incorporation or Organization)             Classification Code Number)            Identification Number)


                                             409 Center Street
                                        Yuba City, California 95991
                                              (530) 755-3580
       --------------------------------------------------------------------------------------------
      (Address and Telephone Number of Principal Executive Offices  and Principal Place of Business)


                                 Norbert J. Lima, Chief Executive Officer
                                          Prime Companies, Inc.
                                           409 Center Street
                                      Yuba City, California 95991
                                            (530) 755-3580
                             ----------------------------------------------
                        (Name, Address and Telephone Number of Agent for Service)

                                              Copies to:

                                          Irving Pfeffer, Esq.
                                        Pfeffer & Williams, PC
                                  155 Montgomery Street, Suite 609
                                       San Francisco, CA 94104
                                           (415) 296-7272
                                    (415) 296-8780 - Facsimile

Item 8.01 -- Other Events



                                        Forward Looking Statements
                                        --------------------------

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled "Risk Factors") relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with Registrant's pro forma financial statements and the related notes filed with this Form 8-K.

In this Form 8-K, references to "we," "our," "us", "Prime", or "Registrant" refer to Prime Companies, Inc., a Delaware corporation.

(1) Based upon the closing price of Prime Companies, Inc. common stock as reported on the Pink Sheets on February 29, 2008, pursuant to Rule
457(c) of the Securities Act of 1933.

Our common stock is quoted on the Pink Sheets under the symbol PRMC.
On February 29, 2008, the closing price of the common stock was $0.0007 per share. The market capitalization of Prime based upon this closing price was $228,498.

Investing in the common stock involves a high degree of risk. Investors should invest in the common stock only if you can afford to lose your entire investment. See "Risk Factors" low in this document.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this document is truthful or complete. Any representation to the contrary is a criminal offense.

                                            Document Summary
                                            ----------------


     This summary highlights information contained elsewhere in this document. You should read the entire document carefully, including the "Risk Factors" section.


Our Business
------------

Prime was formed by merging Worldnet Tel.com Inc., a non-public operating company, into a non-operating public shell, Prime Companies, Inc. effective August 11, 1999. Our principal executive offices are located at 409 Center Street, Yuba City, CA 95991 and our telephone number is (530) 755-3580.

Prime Companies, Inc. is embarking on a major expansion to enable it to generate over $50 million of revenue annually, and to directly and indirectly service over 15,000 customers during the next three years, providing anticipated net income from operations of approximately $5 million. In order to accomplish this we intend to enter into negotiations with the owners of several complementary private dental service companies that share our vision, and desire to become part of the senior management team that will lead Prime in this program.

The company's business is threefold. Our legacy business is the telephone interconnect business, in which we sell and service business telephone systems to small and medium sized businesses, and non-profit entities such as municipal agencies and school districts. This portion of the industry has evolved into the 21st century by the convergence of voice and data, most particularly evident by our offering of Voice over the Internet. We service about 1,000 customers in the Superior California marketplace, by maintaining and repairing their telephone systems. For many years we have been a Samsung authorized dealer for telephony products. We are currently evaluating whether and how this sector can fit and contribute to our long term dental technology business. We are in the process of evaluating options to sell or dispose of our interconnect business, as it may no longer fit into our long term business plan, which is focused on the dental technology business.

Our second sector is our new Dental Digital Technology, which developed from a business transaction in which we spun off a previously non-operating subsidiary. We effected a reverse merger between that subsidiary and Computer Resource Technologies, Inc. for the benefit of our shareholders in 2004. In 2006 we recognized that CRT could use our telecom expertise, and we could further benefit from its experience in the dental equipment industry. In October 2006 we consummated an agreement to acquire part of the customer base and certain assets of CRT, providing us with the rights to market those dental products. We have many dentists as existing interconnect customers, and this appears to be a natural addition to Prime's service offerings, as each office needs computer networking and the telephony services that we have been providing through our legacy business described above.

Our third business sector is our wireless activity. We provision fixed wireless broadband services wirelessly in underserved and unserved rural communities. At this time we have exclusive contracts to provide wireless access to the internet with two upscale gated communities within a one hour drive from our headquarters in Yuba City, California. From our Yuba City office we have built a wireless network to two gated golf course communities, and also provide wireless service to residential customers in the surrounding areas. We provide these recurring revenue services to approximately 100 customers. Our California wireless business germinated from our successfully winning 8 LMDS licenses in an FCC 1999 auction. The eight licenses grant us exclusive rights to 1.15 GHz of spectrum in communities in the northwestern area of Pennsylvania and the southwestern portion of New York. We do not anticipate growth in this sector, as we are unable to compete with the local telephone companies and cable companies, which over the past few years have become very competitive in pricing their services. However, we are hopeful that during the next year the need for a new wireless landscape in Pennsylvania will develop, in which case we will reevaluate our options relative to our LMDS licenses. We are in the process of evaluating options to sell or dispose of our wireless business, as it no longer fits into our long term business plan, which is focused on the dental technology business.

The basic product lines, which Prime Digital Technologies owns, develops, produces, and sells, include computers and computer peripherals and are sold in the wholesale and retail markets. This division was created to operate and maximize the growth from the recently acquired CRT dental customer base, for the purpose of realizing profits resulting from the sales of computers, computer peripherals and the sales of services to Dental and Medical Offices. Utilizing the company's contacts and experience in the industry, the long-term goal of the Company is in 2008 to expand the existing operational base through the offering of its products and services first in the regions of the mid-west, central plains states, our country's heartland, California, the northwest, and the southwestern states of Arizona and New Mexico. In 2009 we intend to expand further into the southeast and mid-Atlantic states. By 2010 we anticipate offering our products and services throughout the entire United States. To accomplish this we expect to consummate the acquisition of several dental service companies that are managed and privately owned by individuals/entrepreneurs who are young and not ready to retire.

The foundation for this business is custom-built computer hardware sales, network design and sales, installation, and ongoing support as well as software sales and support. Additional products include an exclusive line of custom designed ergonomic mounting equipment that includes LCD monitor and computer case mounting units.

Unlike nearly all other computer integrators, the Company focuses exclusively on the dental technology sector. As a result, the Company has acquired a base of dental technology expertise and experience that matches the expertise of anyone in the business. This experience, coupled with our numerous unique technology solutions and products, will enable the Company to grow to a multi-million dollar business, through the acquisition of thousands of customers throughout the United States.

                                   Dental Practice Management Software
                                   ------------------------------------

The Company plans on completing its Dental Practice Management Software and anticipates commercial viability and initial marketing by the first quarter of 2009. The distinguishable attributes of the Company's software are its multi-office platform capability and its compression techniques better enabling dental offices to move toward the digital age and the paperless office i.e. where competitors require 2 Megabytes of storage space to save one tooth's image, our solution merely requires 10 kilobites. Another very salient attribute is its ability to operate seamlessly with a multiplicity of open screens simultaneously, providing all of the anticipated attributes and benefits of today's technology at a more competitive price point. During the next 2 years we anticipate a revenue stream $15M to $20M from software distribution alone.

We are positioned to market our patented ergonomic arms to our own customers and will additionally tap into a nationwide network of dental product dealers who will distribute these arms within their own marketplace to their dental office customers. We anticipate a sales level of $15M annually for this product within 2 years.

                                     Recent and Future Developments
                                  ----------------------------

In January 2007 we opened our office in Denver and have both the sales and technical staff in place to cater to the existing customer base and to anticipated new Colorado customers. In January 2007 we participated in the Denver Dental Convention generating a number of leads that ultimately will translate into sales. We have uncovered a tremendous pent-up demand for our products and services in California, and we are in the process of conducting a search for an experienced marketing executive to join our management team, to oversee the expansion of our dental technology business. As the revenues develop, we will expand our sales and technical staff. By June 15, 2009 we plan to open an office in the Seattle area and duplicate the strategies and tactics employed in Denver. Albuquerque, New Mexico will be our next targeted market with a planned opening date of September 15, 2009. A regional office will likely be opened by November 1, 2009 to service the Kansas and Missouri areas.

                                         NEW PRODUCTS & SERVICES
                                         ------------------------

The typical products and services we offer are not necessarily new to the marketplace. We have the opportunity to offer a higher level of expertise and experience, better pricing, and consistently superior customer service to dental offices. Additionally, we have the distribution rights to a variety of dental technology products including Orosphere, an educational software package priced extremely competitively.


                                         CURRENT MARKET ENVIRONMENT
                                         --------------------------

Continued advances in dental technology ranging from digital x-rays and computerized charting to patient education and entertainment will ensure the ever- increasing demand for competent technology integrators with proven solutions. Of the more than 100,000 dentists in North America, less than half have computerized operatories or utilize digital radiography technology. However, advances in the quality of these technologies coupled with significant price reductions over the past 2-3 years have spurred a significant increase in their demand. As a result, the demand for competent technology integrators with proven solutions has increased as well. The typical dental supply vendor that sells these products does not have the in-house technical expertise to properly install, test, and maintain these technologies. Ultimately, these market factors directly translate to increased opportunity for the Company. As previously outlined, the Company has built an experience team of professionals armed with proven and proprietary solutions.


                      MARKETING STRATEGY for the dental office products/services
                    ------------------------------------------------------

We will market these products and services in a number of ways. Primarily, these marketing and business strategies include:

      Direct Sales Efforts:
  --------------------
The business has experienced significant growth since its inception through the direct marketing of its products and services by in-house sales representatives. The Company maintains in-house sales representation in Denver and will be expanding into California and selected Midwest and southwest markets.

      Strategic Partnerships:
      ----------------------
The business has developed several key business relationships with non-competing re-sellers of dental products. These relationships include national dental supply houses, regional dental technology resellers, as well as several national speakers and consultants. These relationships result in dozens of highly qualified leads every month. As a result, we have an on-going source of qualified sales leads and will continue to actively maintain these existing relationships and to seek new ones at every opportunity. The business' growing reputation as the leader and innovator in dental technology integration has enabled numerous new relationships to be forged in the past few months.

      Dental Events:
      -------------
The business actively participates in numerous dental events and trade shows throughout the year. Typically, it will attend 6-10 large trade shows and another dozen or so smaller regional events hosted by study clubs and other dental organizations.

      Direct Mailing of Catalogs and Brochures:
      ----------------------------------------

Sophistication of database focus can result in a cost-effective and extremely high response rate to catalog mailings. Because we deal with a very specific market within a very specific industry, normally low response brochure and catalog mailers can yield results 4-5 times those typically achieved.

      Customer Referrals and Cross Marketing:
      --------------------------------------

We have the benefit of working in an industry where customers engage regularly in the practice of recommending products and/or companies to their peers. On-line dental forums like DentalTown provide our customers with a forum for recommending us to hundreds of doctors they have never even met.
Cross marketing will also play an important role in the success of our overall
marketing success.    Our full range of dental technology solutions typically
leads to sales begetting sales. For example, computer hardware sales will lead to ergonomic mount sales or software sales and mount sales lead to hardware sales and software sales and so on. New products like the annual service agreement add yet another service product directed specifically at the existing customer base.

Through 2007 Prime provided telecommunications services to both commercial and consumer customers and maintained a significant presence in the California market. Revenue generating services included: sales and installation of business telephone systems and the maintenance and repair of these systems.

Prime has a limited operating history, significant losses, and future capital requirements.

In 2006 the company settled a $2.4 million obligation owed to the US Government's Rural Utilities Service for funds borrowed in 2002 and 2003 to develop wireless broadband services in the territories in which we bought LMDS licenses at a gross value of approximately $1.1 million at the government's auction in 1999. The loan was used to purchase equipment valued at approximately $1.8 million and is secured by the licenses. Unfortunately we were about three years ahead of the 'curve' for broadband services in the rural communities of Pennsylvania that we served. Contrary to all the marketing research and feedback from direct communications with targeted businesses in the communities, the prospective customers at that time did not see value in subscribing for broadband connections to the internet. After two years of negative cash flow we terminated the operations. Due to continually changing and advancing technology, telephony equipment has a short lifespan in terms of valuation. Therefore the equipment that we purchased in 2001 and 2002 is today worth only a few pennies on the dollar. The RUS understands and recognizes this, and has settled that obligation for $30,000 cash, that we have paid them and, a $160,000 note due in November 2008 with monthly interest payments of $800.

In August 2006 insider debt of over $1.2 million was converted to equity. These two events removed approximately $3.5 million of liabilities from the balance sheet.

<PAGE

Key Facts
---------

Total shares outstanding                                   326,725,638 (1)

OTC Pink Sheets symbol      PRMC

(1)  Balance outstanding as of February 29, 2008.

(2) Includes up to 715,714 shares that may be issued to Stephen Goodman under a five year warrant and options, 1,300,000 shares that may be issued to Pfeffer & Williams, P.C. under a five year warrant 345,714 shares that may be issued to Norbert Lima under five year options, 100,000 shares that may be issued to Adrian Lima under a five year option, 2,000,000 shares that may be issued to Bill Miller under 5 year warrants, and 230,000 shares that may be issued to David Naseman through conversion of preferred shares, 230,000 shares that may be issued to Jeffrey Blumenfeld through conversion of preferred shares, 120,000 shares that may be issued to Christy Kunin through conversion of preferred shares, and 70,000 shares that may be issued to Elise Kiely through conversion of preferred shares, and 8,750 shares that may be issued to The Wall Street Organization, Inc. through conversion of preferred shares.

                         Pro-Forma Capitalization Table
                         ------------------------------

                                                                     unaudited         proforma
                                                                    12/31/2007       02/29/2008
                                                                   -----------     ------------

Stockholders' Equity
  Preferred Stock $.0001 par value, 50,000,000 shares authorized
  Series 'A' - 8,250 issued and outstanding                        $         1     $          1
  Common Stock, $.0001 par value, 500,000,000 shares authorized
    326,425,763 issued and outstanding / pro-forma                      29,643           29,643
  Additional paid-in capital                                         9,443,318        9,443,318
  Accumulated deficit                                              (10,811,965)     (10,811,965)
                                                                   -----------     ------------
       Total Stockholders' Equity                                  $(1,339,004)    $ (1,339,004)
                                                                   ===========     ============


                                   Summary Consolidated Financial Data
                                   -----------------------------------

     The information below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes thereto included elsewhere in this document.


                                         Year Ended December 31,
                                      -----------------------------
                                             2007              2006
                                             ----              ----
Revenue .........................    $    278,211      $    408,613
Operating Expenses ..............         813,538           771,680
Net loss from continuing operations..    (650,227)         (489,450)
Net Income (Loss)....................    (688,828)        1,634,353
Net Income (loss) per common share ..$      (.003)     $       .015
Weighted average number of common
     shares outstanding .........     273,775,291       110,406,725

                                                At December 31,
                                         --------------------------
                                              2007             2006
                                              ----             ----
Balance Sheet Data:
Working capital (deficit)............. $(1,674,081)    $ (1,087,234)
Total assets .........................     352,852          386,102
Total long term debt .................                      160,000
Shareholders' equity (deficit) ....... $(1,339,004)    $   (892,617)


RISK FACTORS
------------

Offering Risk Factors
---------------------

Prime has a limited operating history. If Prime does not successfully implement its Dental Technology Business, it will incur continued losses, and may not be able to remain in business. Prime has generated a cumulative net loss of $10,811,965 for the period from its inception through December 31, 2007. The ultimate success of Prime will, among other things, depend on its ability to successfully implement its business plan for the dental industry. The likelihood of the success of Prime must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the development of a new business enterprise, the competitive environment in which Prime operates, and the frequently encountered delays in the delivery of equipment by dental equipment manufacturers. If any required key component is not received by Prime, a dental technology system may not be completely installed.

Prime's revenues will be derived primarily from sales of dental technology hardware and software.

The dental technology industry is highly competitive. Prime competes with several entities for a share of the market, some of which have more financial resources and experience than Prime which enable them to better withstand the impact of risks associated with a competitive industry. There are a number of corporations offering competing technologies and services in Prime's target areas.

Prime has limited working capital. Prime may seek additional financing in The future from outside sources, either through equity offerings in Prime or by borrowing. There is no assurance that such financing will be available to Prime in the future, and if available, that it will be at terms acceptable to Prime. Such financing may be sought to expand upon marketing the newly developed dental technology business. Moreover, Prime may have to forfeit some interest in its future revenues or dilute the equity interest of its shareholders in order to obtain any such additional financing. If such additional financing is required but not available, Prime may not develop significant market share of dental technology customers in the territories in which it is targeting. The ability of Prime to obtain additional financing may be dependent on factors over which Prime has no control, such as the general condition of the financial markets, and the financial condition of other companies at the time that Prime may seek such additional financing.

Prime is dependent on key personnel. The loss of any of Prime's key personnel or the failure to attract and retain necessary new employees could have an adverse effect on Prime's business operations. Prime's success is highly dependent upon the skills of a limited number of key management personnel. To reach its business objectives, Prime will need to hire and retain qualified personnel in the areas of installation and maintenance of dental technology systems and marketing. Prime may not be able to hire or retain such personnel.

Prime is dependent on its vendors to deliver dental technology equipment at agreed upon delivery dates. Prime is also subject to the risk that a larger and/or better-financed purchaser may exert pressure on a vendor to give its equipment orders a higher priority for delivery than that afforded to Prime.

Prime has a history of losses and a limited operating history. If Prime does not successfully build and implement its dental technology business plan and market its services to customers, it will incur continued losses, and may not be able to remain in business. Prime has generated a cumulative net loss of $10,811,965 for the period from its inception through December 31, 2007. In order to establish profitable operations, Prime must successfully market its dental technology hardware and software and keep its expenditures in line with moderate revenues. Prime is subject to a number of risks including its ability to successfully market, distribute and sell its product, competition, and its reliance on the timely delivery of hardware and software equipment and services from its vendors.

Prime is delinquent in the payment of federal and state payroll taxes, and is In default under the terms of a loan from the Rural Utilities Service. The Company intends to pay the delinquent taxes and bring the RUS loan. Failure to pay the taxes or bring the RUS loan current could have a significant negative impact upon the Company.

The market price of Prime's common stock has been highly volatile and is likely
to continue to be so.   The  stock  market  has  experienced significant price
and volume fluctuations unrelated to the operating performance of particular companies, and Prime's float (shares available for trading by the public) has been thin, and the lack of substantial trading volume tends to increase the volatility of Prime's stock price. Factors such as Prime's ability to increase revenues, variations in Prime's financial results, and its ability to obtain needed financing, announcements of technological innovations or new products by Prime or its competition, comments by securities analysts, adverse regulatory actions or decisions, any loss of key management, results of Prime's operations or those of its competition, and changing governmental regulations may have a significant impact on the market price of Prime's common stock.

Limited public market for Prime shares. Investors should be aware that there is a limited market for the shares. Accordingly, it may be difficult to buy or sell the shares.

Pricing of the shares. Investors who purchase shares risk an immediate dilution of their investment relative to the book value of Prime.

In the event that Prime elects to issue additional shares of common stock or other securities in connection with any future financings, investors could experience dilution of their ownership interest in Prime. Prime's expansion and growth strategy may involve acquisitions of companies whereby some or all of the consideration may be Common Stock or other equity securities of Prime. Accordingly, in the event Prime engages in an aggressive acquisition strategy involving a significant number of companies, investors offering may experience significant dilution of their ownership interest in Prime. Prime intends to commence an aggressive effort to acquire and "roll-up" approximately 12 dental technology service providers through 2009.

Prime may have broad discretion in the use of proceeds from any future offerings. If Prime does not successfully implement its dental technology business plan and market its services to customers, it will incur continued losses, dilute the existing shareholders interest in Prime, and it may not be able to remain in business.


Dividend Policy
---------------

Prime does not intend to declare dividends. The payment of future dividends on the common stock and the rate of such dividends, if any, will be determined by our Board of Directors in light of our earnings, financial condition, capital requirements and other factors. Investors risk not receiving any current nor future return on their investment. We have not paid any dividends on our common stock during the past two years. We expect to continue to retain all earnings generated by our operations for the development and growth of our business, and do not anticipate paying any cash dividends to our shareholders in the foreseeable future.

Penny Stock Rules
-----------------

Our stock is subject to the Penny Stock rules. Investors in our stock risk having less liquidity than they may have in a stock not subject to the Penny
Stock rules.        "Pursuant to Securities  and Exchange Act of 1934,  the
Common Stock of Prime is classified as a penny stock, which means that it is subject to restrictions with respect to its marketability. SEC rule
15G-9 establishes  certain  sales  practice   requirements  for  such  stock
and,  in particular, prior to a transaction:

         The broker or dealer must have approved a prospective customer's account for transactions in penny stocks in accordance with the procedure under the SEC rules and the broker or dealer must have received from the customer a written agreement to the transaction setting forth the identity and quantity of the designated security to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain from the person information concerning the person's financial situation, investment experience, and investment objectives. The broker or dealer must reasonably determine that transactions in designated securities are suitable for the person and that the person or the person's independent advisor in these transactions has sufficient knowledge and experience in financial matters such that the person or the person's independent advisor in theses transactions reasonably may be expected to be capable of evaluating the risks of transactions in designated securities.

         The broker or dealer must deliver to the person a written statement setting forth the basis on which the broker or dealer made the determination required by the rules stating in a highlighted format that it is unlawful for the broker or dealer to effect a transaction in a designated security unless the broker or dealer has received, prior to the transaction, a written agreement to a transaction from the person and stating in a highlighted format immediately preceding the customer's signature line that: (a) the broker or dealer is required by this section to provide the person with a written statement; and (b) the person should not sign and return the written statement to the broker or dealer if it does not accurately reflect the person's financial situation, investment experience, or investment objectives; and obtain from the person a manually signed and dated copy of the written statement required by the rules.

         As a practical matter, the only customers eligible to purchase penny stocks are persons for whom the broker or dealer carries an account and who in such account have effected a securities transaction or made a deposit of funds or securities more than one year previously; or have made three purchases of penny stocks that occurred on separate days and involved different issuers.


Industry Risk Factors
---------------------

Establishment and maintenance of relationships; Capacity; Risk of system failure; Requisite agreements may not be able to be obtained on satisfactory terms and conditions. Prime's success will depend upon its ability to implement and subsequently continue to expand and support services in order to supply sufficient geographic reach, capacity, reliability and security at an acceptable cost.

Market and financial forecasts. Prime has prepared certain forecasts for use by management. The conclusions contained in the forecasts may not be attained in the actual operation of Prime. Actual results of operations may differ significantly based on certain assumptions concerning facts and events over which Prime may have no control, including the ability through marketing and management to obtain the projected revenue levels. Therefore the operating results forecast may not be achieved, and the assumptions on which the forecasts are based may not be realized.

The Company's Shares  are  speculative,  involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. In making an investment decision, each prospective investor should carefully consider the following risk factors inherent in and affecting the business of Prime and this offering in addition to the other information contained elsewhere in this document. When used in this
Document the words or  phrases  "will  likely  result,"  "are  expected  to,"
"will  continue,  "is anticipated,"   "estimate,"  "project,"  "believe"  or
similar expression are intended to identify "forward-looking statements" within the meaning of the Private Securities Reform Act of 1993. Investors should be aware that all forward-looking statements are necessarily speculative and not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Various risks and uncertainties, including, without limitation, regional and national economic conditions, changes in levels of market interest rates, credit risks of lending activities, and competitive and regulatory factors, could affect Prime's financial performance and could cause Prime's actual results for future periods to differ materially from those anticipated or projected. The risks highlighted herein should not be assumed to be the only things that could affect future performance of Prime.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
--------------------------------------------------------------------------------

Certain  statements  made herein or  elsewhere  by, or on behalf of, Prime that are not historical facts are intended to be forward-looking statements within the meaning of the safe harbor provisions of the Private Securities
Litigation  Reform  Act  of  1995.   Forward-looking  statements  are  based  on
assumptions about future events and are therefore inherently uncertain.

Prime cautions readers that the following important factors, among others, could affect Prime's consolidated results:

   1. Whether acquired businesses perform at levels used by management in the valuation process and whether, and the rate at which, management is able to increase the profitability of acquired businesses.

   2. The ability of Prime to manage its growth in terms of implementing internal controls and information gathering systems, and retaining or attracting key personnel, among other things.

   3. The amount and rate of growth in Prime's corporate general and administrative expenses.

   4. Changes in interest rates, which can increase or decrease the amount Prime pays on borrowings.

   5.       Changes  in  government  regulation,   including  tax  rates  and
            structures.

   6. Changes in accounting policies and practices adopted voluntarily or required to be adopted by generally accepted accounting principles.

Prime cautions readers that it assumes no obligation to update or publicly release any revisions to forward-looking statements made herein or any other forward-looking statements made by, or on behalf of, Prime.

Use of Proceeds
---------------

     We have received proceeds from the sale of shares that are presently outstanding. To the extent that we deem appropriate, we may acquire fully developed products or businesses that, in our opinion, facilitate our growth and/or enhance the market penetration or reputation of our products and services. To the extent that we identify any such opportunities, an acquisition may involve the issuance of our capital stock.

Determination of Value of our Shares
------------------------------------

     The common shares of Prime Companies, Inc. are traded on the Pink Sheets but the trading volume has been too light to be relied upon as a fair measure of the value of the shares.

Market for Common Equity and Related Stockholder Matters
--------------------------------------------------------

MARKET - Price Range of Common Stock
------------------------------------

Prime's Common stock has traded on the NASDAQ OTC Bulletin Board under the symbol PRMC since May 17, 1998. The following table presents high and low prices for Prime's common stock published by the National Quotation Service, Inc. for each quarter for the years 1998, through 2007, and for the first two months of 2008. The quotations represent prices in the over-the-counter-market between dealers in securities and do not include retail markup, markdown or commissions
and do not  necessarily   represent   actual   transactions.


         QUARTER  ENDING         HIGH       LOW
         ----------------------------------------
         June  30,  1998         3.00      3.00
         September  30, 1998     3.25      0.31
         December  31,  1998     3.50      1.00
         March  31,  1999        2.50      0.125
         June  30,  1999         0.56      0.125
         September  30,  1999    0.50      0.22
         December  31,  1999     0.50      0.25
         March  31,  2000        4.31      0.30
         June  30,  2000         2.625     1.00
         September 30, 2000      1.25      0.3125
         December 31, 2000       0.625     0.16
         March  31,  2001        0.50      0.156
         June  30,  2001         0.344     0.05
         September 30, 2001      0.11      0.02
         December 31, 2001       0.06      0.021
         March  31,  2002        0.16      0.035
         June  30,  2002         0.145     0.05
         September 30, 2002      0.08      0.02
         December 31, 2002       0.07      0.015
         March  31,  2003        0.025     0.01
         June  30,  2003         0.05      0.015
         September 30, 2003      0.05      0.03
         December 31, 2003       0.045     0.015
         March 31, 2004          0.04      0.025
         June 30, 2004           0.03      0.016
         September 30, 2004      0.025     0.007
         December 31, 2004       0.017     0.007
         March  31,  2005        0.025     0.008
         June  30,  2005         0.03      0.012
         September 30, 2005      0.018     0.008
         December 31, 2005       0.015     0.008
         March  31,  2006        0.009     0.0051
         June  30,  2006         0.009     0.0051
         September 30, 2006      0.015     0.006
         December 31, 2006       0.04      0.015
         March  31,  2007        0.05      0.025
         June  30,  2007         0.027     0.009
         September 30, 2007      0.01      0.0011
         December 31, 2007       0.0025    0.0002
         Jan 1- Feb 29, 2008     0.0011    0.0003


SHAREHOLDERS
------------

As of February 29, 2008, the number of shareholders of record of common stock whose securities were held in their name was approximately 285.


Dilution
--------

The net tangible book value per share before the issuance of shares to warrant and option holders is ($0.00454) The issuance of shares by the exercise of warrants and options, and the conversion of preferred shares as disclosed in this document, would be anti-dilutive.


Legal Proceedings
-----------------

There are no current pending lawsuits involving Prime.

In January 2000 Prime purchased Directors and Officers Liability Insurance with coverage that Prime's Board of Directors deemed sufficient to attract and retain talented and experienced personnel. The insurance policy was cancelled in April 2001.

Pfeffer & Williams, PC, 155 Montgomery Street, Suite 609, San Francisco, CA 94104 has passed upon the legality of the securities offered hereby.


Directors, Executive Officers, Directors and Control Persons
------------------------------------------------------------

Certain information about directors and executive officers of Prime is set forth below:

OFFICERS AND DIRECTORS
----------------------

The following table sets forth the names, ages and positions with the Company as of February 29, 2008 of all of the officers and directors (the "Named Executive Officers") of the Company. Also set forth below is information as to the principal occupation and background for each person in the table.

     Directors  and  Executive  Officers  of  the  Company
     -----------------------------------------------------

NAME             AGE  DIRECTOR SINCE              POSITION
---------------  ---  --------------  ---------------------------------
Norbert Lima      62       1999       Chief Executive Officer, Director

Stephen Goodman   64       1999       Chief Financial Officer,
                                      Corporate Secretary, Director

Adrian Lima       37                  Vice President - Engineering

Chris Theotocatos 67       2007       Director

Dennis Hinz       54       2000       Director, Chairman of Audit Committee, CPA
                                                Financial Expert,
                                                independent of management

Martin Sokolowski 61       2002       Director, independent of management


The following is a brief description of the business background of the executive officers and directors of the Company.


Norbert Lima has been President, CEO and Director for the Company since August 1999. Mr. Lima has over thirty years of telecommunications experience, and will be responsible for implementing the Company's operational systems across multiple markets. Mr. Lima founded and operated NACC-Tel, a California interconnect company, from 1984-1994, where he served as Sales Manager, Technical Services Engineer, and Installation Manager. NACC-Tel merged with Pagers Plus Cellular in 1994, whereby Mr. Lima served as Vice President of Engineering, responsible for RF engineering and construction of 220 MHz systems throughout the US. Under Mr. Lima's direction, Pagers Plus successfully constructed 150 five-channel 220 MHz systems throughout various states. In early 1998, Mr. Lima re-purchased NACC-Tel, along with certain assets of Pagers Plus Cellular, which was subsequently acquired by Prime in 1999, and will remain in operation as its wholly owned subsidiary.

Mr. Lima worked in various positions for Pacific Telephone for nineteen years, most recently as Engineering Manager from 1981-1983. From 1979-1981, Mr. Lima was District Manager of Construction, where he was responsible for five construction divisions with 275 subordinates and an operating budget of approximately US$16,000,000 per annum. Mr. Lima's career has taken him through multiple levels of the large telecom company, as he also spent eight years as Outside Plant Engineer, where he had responsibilities of planning and designing pole lines, conduit structures, and underground/building cables. Mr. Lima's success enabled his promotion to Engineering Manager, where he became a supervisor for several Outside Plant Engineers, and then Staff Manager from 1978-1979, where he was responsible for conducting Outside Plant Engineering Reviews throughout the states of California and Nevada. Mr. Lima received his BS in Industrial Technology-Electronics and his BA in Public Administration from Fresno State University in 1970.


Stephen Goodman has been Chief Financial Officer, Treasurer, and Director for the Company since August 1999. Mr. Goodman has worked in the telecommunications industry for over eight years, serving as President for both Secure Cellular, Inc. and Pagers Plus Cellular, of San Francisco, from 1992-1999. Mr. Goodman had been responsible for the strategic direction of both of the companies, and led Pagers Plus to be named the 25th fastest-growing company in the San Francisco Bay area in 1996. Mr. Goodman developed, structured, and negotiated the majority of the business for Pagers Plus, which provides prepaid cellular telephone services, prepaid wireless services, and telephone systems to both consumer and corporate customers throughout California.

Mr. Goodman is skilled in banking and finance, having accumulated over thirty years of experience working for various organizations. Mr. Goodman was President of Contra Costa Financial Services, Inc. from 1989-1992, where he owned and managed this commercial and residential mortgage brokerage/banking firm. Mr. Goodman was involved with the FCC while at Contra Costa Financial Services, Inc., applying to participate in the lottery for a new spectrum of Specialized Mobile Radio licenses. From 1985-1989, Mr. Goodman worked for various savings & loan companies, and from 1977-1985 he served as President of Bay Capital Corporation & House of Money. Mr. Goodman worked in financial public relations on Wall Street from 1969-1970 and as a stockbroker for Loeb, Rhoades & Company from 1965-1966. Mr. Goodman served as Lieutenant Junior Grade in the US Coast Guard from 1966-1969. Mr. Goodman received his JD from William Howard Taft University in 1995, passing the California Baby Bar in 1992. Mr. Goodman received his BS in Economics from the University of Pennsylvania-Wharton School in 1965, and received his MBA with distinction in Finance from New York University in 1969. He is an adjunct professor of Finance and Communications for the Graduate School of Business Administration of the University of Phoenix Online.


Adrian Lima has been Vice President of Engineering for the Company since 1999. Adrian Lima is the son of Norbert Lima, the Company's CEO and Chairman of the Board of Directors. Mr. Lima has accumulated, while working for the NACC-Tel proprietorship during the ten years prior to his employment by Prime, technical skills and experience through the installation of hundreds of telecommunications systems manufactured by several different companies. Mr. Lima is adept at each aspect of interconnect installation, including wire running, termination, hardware programming, troubleshooting, and training. Upon NACC-Tel's merger with Pagers Plus Cellular in 1994, Mr. Lima obtained experience in wireless technologies, enabling him to spearhead the installation of some 750 channels of two-way 220 MHz radio systems. Mr. Lima's technical experience will be instrumental in implementing the Company's expansion plans in the future.


Dennis  Hinz  is a  shareholder  in  Ten  Haken,  Hinz  and  Carlos  Accountancy
Corporation. He is a Certified Public Accountant and a Certified Valuation Analyst. He has been employed in the accounting profession since graduation from California State University, Chico, in 1976, where he obtained his B.S. in Business Administration with a concentration in accounting. In 1986 he became a partner of Marta, Matli, & Thomas CPA's and its successor firms including Ten Haken, Hinz & Carlos CPA's. He is a member of the American Institute of Certified Public Accountants, the California Society of Certified Public Accountants, and the National Association of Certified Valuation Analysts. He serves as Treasurer of the Kiwanis Club of Yuba City, and he is Chairman of Prime's Audit Committee.


Martin Sokolowski has been a consulting engineer under contract with Marathon Oil. Previously he was employed by Enercon Services, Inc. as a Senior Engineer for the Dallas, Texas office. Prior to his current position, he was with Alcatel USA as the Senior Manager of Strategic Planning for the Wireless Access Business Unit, focusing on technology and support for point-to-multipoint fixed wireless systems, networks and products. He has demonstrated himself to be an engineering and business leader with engineering, management, design, and customer field services expertise. He has successfully managed numerous fixed wireless engineering and field installation programs and projects. His engineering experience includes systems engineering, design engineering, planning and scheduling, prototype and first office applications and new product deployment and support. Telecom experience includes overall network design, local telco, wireline and RF wireless systems, LMDS and MMDS point-to-multipoint wireless networks and telecommunications infrastructure. He joined Alcatel in June 1999 to develop fixed wireless point-to-multipoint products and systems, and launch these new products into the exploding market for high speed data and voice communications. He coordinated the final technical development of the Alcatel Evolium 9900 family of LMDS and MMDS point-to-multipoint fixed wireless products between efforts in Paris, France and Richardson, Texas. One of his many achievements at Alcatel has been the development of standardized installation cost estimating models and tools to quickly and accurately estimate total field installation costs for base station and CPE installations. Mr. Sokolowski worked in various engineering management positions during his career, including Bosch Telecom from December 1997 to June 1999 in their Broadband Wireless Access, Global Deployments Division in Richardson, Texas, where he was the Manager of Technical Services and a Senior RF Systems Engineer with responsibility for the Final LMDS point-to-multipoint system development to meet specifications and FCC type acceptance. Upon graduation from George Washington University with his Master of Engineering Administration degree in 1971 he joined KPMG Peat Marwick in their Washington, D.C. office as a Senior Management Consultant.

Upon graduation with his Bachelor of Engineering Science degree from the State University of New York at Stony Brook, he entered the U.S. Navy's Officer Candidate School, and after graduation was assigned to the highly selective Naval Security Group. He was honorably discharged as a Lieutenant. He is a Registered Professional Engineer (Registration 65159), and a Member of the civic advisory boards for the City of Plano, Texas, the Texas and National
Societies of Professional Engineers, the American Association of Cost Engineers, and a past president of the Dallas Chapter of the Operations Research Society of America. He is an adjunct professor of Statistics for the Graduate School of the University of Phoenix Online.


P. Chris Theotocatos joined The Prime Companies organization in November 2007 as a Director, and in January 2008 as the Director of Organization, Management Training and Human Resources. Mr. Theotocatos worked for IBM for 25 years. His last position was Latin America Manager for System Engineering. After leaving IBM, Mr. Theotocatos has worked as an Management Consultant, in Latin America and in Europe. He is currently residing in Anthem, AZ.

Mr. Theotocatos has spent a lot of time working with Volunteer Organizations like The Rotary Club of Anthem, Court Appointed Special Advocate for Abused Children and the Thomas J. Pappas School for Homeless Children. Mr. Theotocatos has a Bachelor of Science degree from New York University and credits from Pace University towards a Masters of Business Administration degree.


Security Ownership of Certain Beneficial Owners and Management
--------------------------------------------------------------

The following table sets forth certain information about the ownership of Prime's Common Stock as of February 29, 2008, by (i) those persons known by Prime to be the beneficial owners of more than 5 percent of the total number of outstanding shares of any class entitled to vote; (ii) each director and officer; and (iii) all directors and officers of Prime as a group. The table includes Common Stock issuable upon the exercise of options that are exercisable within 60 days. Except as indicated in the footnotes to the table, the named persons have sole voting and investment power with respect to all shares of Prime common stock shown as beneficially owned by them, subject to community property laws where applicable. The ownership figures in the table are based on the books and records of Prime.

               Name of         Amount and
Title of       Beneficial      Nature of
Class          Owner           Interest    Percentages      Address
---------------------------------------------------------------------------
Common Stock                                          409 Center Street
Par Value                                             Yuba City, CA 95991
$0.0001       Stephen Goodman(a)42,744,577    13%

Common Stock                                          409 Center Street
Par Value                                             Yuba City, CA 95991
$0.0001        Adrian Lima   (b)24,393,141     7%

Common Stock                                          409 Center Street
Par Value                                             Yuba City, CA 95991
$0.0001        Norbert Lima  (c)96,628,406    30%

Common Stock                                         155 Montgomery Street, #609
Par Value                                            San Francisco, CA 94104
$0.0001        Irving Pfeffer   23,293,786     7%


Common Stock   Jeffrey Setlin   30,050,000     9%     30 Seven Kings Place
Par Value                                             Aliso Viejo, CA 92656
$0.0001

Common Stock  All Directors
Par Value         and
$0.0001        Officers as
                 a Group    (d)163,851,124    50%
--------------------------------------------------------------------------------



a) Excludes options and warrants to purchase 715,714 common shares, which are currently exercisable a prices above the current market.
b) Excludes options to purchase 100,000 common shares, which are currently exercisable at a price above the current market.
c) Excludes options and warrants to purchase 345,714 common shares, which are currently exercisable at prices above the current market.
d) Excludes options and warrants to purchase 1,161,428 shares, which are currently exercisable at prices above the current market.



Description of Securities
-------------------------

Common Stock
------------

     Our amended certificate of incorporation authorizes us to issue up to 500,000,000 shares of common stock, par value $.0001 per share. Of the 500,000,000 shares of common stock authorized, 326,425,763 shares are issued and outstanding as of February 29, 2008.

     Holders of common stock are entitled to receive such dividends as may be declared by the Board of Directors from funds legally available for such dividends. We may not pay any dividends on the common stock until cumulative dividends on the preferred stock have been paid in full. Upon liquidation, holders of shares of common stock are entitled to a pro rata share in any distribution available to holders of common stock. The holders of common stock have one vote per share on each matter to be voted on by stockholders, but are not entitled to vote cumulatively. Holders of common stock have no preemptive rights.


Preferred Stock
---------------

     Our amended certificate of incorporation authorizes us to issue up to 50,000,000 shares of preferred stock, par value $.0001 per share. 8,250 are issued and outstanding as of the date of this document.

Warrants
--------

There are one million outstanding warrants to purchase shares of our common stock at $0.10 and one million outstanding warrants to purchase shares of our common stock at $0.50. These warrants expire August 14, 2011.


Stock Options
-----------

On December 31, 2007 there were outstanding options on 2,461,426 shares to various individuals. Each option provides the right to purchase one share of common stock. 1,800,000 of these options expire January 15, 2009, 171,428 expire February 27, 2009, and 490,000 expire June 22, 2009. The options expiring in 2009 are exercisable at various prices from $.025 to $.15 and the average exercise price is $.05. As of December 31, 2007, there were no other warrants, rights, conversion, privileges, or other rights pursuant to which Mr. Goodman, Mr. Adrian Lima or Mr. Norbert Lima or any other current Officer or Director has the right to acquire further shares in the Corporation.



Experts
-------

     Pfeffer & Williams, PC has reviewed but has not provided an opinion on the validity of the securities or other legal matters concerning this document.

     The consolidated balance sheets as of December 31, 2006 and 2007 and the related consolidated statements of operations included in this document, have been prepared by the Company and have not been audited by an independent registered public accounting firm.


Disclosure of Commission Position on Indemnification of Securities Act Liability
--------------------------------------------------------------------------------

     The Bylaws of the corporation provide for indemnification for Directors, Officers and controlling persons of Prime against liability under the Securities Act. This includes provisions for indemnification of the underwriter or its controlling persons against such liabilities where a Director, Officer or controlling person of a small business issuer is such an underwriter, or controlling person, or a member of any firm that is such an underwriter. The SEC has expressed its opinion as disfavoring the use of indemnification agreements.



EMPLOYEES
---------

On December 31, 2007 Prime had 7 full time employees.



                                   Marketing Objectives
                                   --------------------

1. Establish Prime Companies, Inc., its subsidiaries and sales staff as experts.

2. Establish relationships within the communities we do business. Provide premier customer service to a once under served and ignored market place.

3. Educate the business community on our products.

4. Brand name  reference  clients.

5. Maintaining a quality technological edge over our competitors.


                                      Financing
                                      ---------

The $160,000 Note Payable, Rural Utilities Service ("RUS") relates to advances
received on  the  broadband  loan   agreement  with   the  US  Department  of
Agriculture's Rural Utilities Service. Monthly interest payments are required and the principal is due in full in November 2008.


                                 DESCRIPTION  OF  PROPERTIES
                                 ---------------------------

Prime leases and rents the following facilities as general office, engineering, and retail space per the terms of the leases or on a month-to-month basis as applicable:

Location                          Type                 Size          Annual Rent
--------------------------------------------------------------------------------
Yuba City, Ca*              Office, Engineering,      2,240 sq. ft.  $ 20,160
                                 ISP, NOC,
                             Equipment Refurbishing,
                                  Retail

Yuba City, California             Warehouse           1,500 sq. ft.  $  7,200

Yuba City, California             Storage               150 sq. ft.  $    660

Axtell Tower                      Tower space (Lake Wildwood)        $    -0-

Wild Canary Tower                 Tower space (Lake of the Pines)    $  2,100

Lake Wildwood, California         Tower space                        $  1,800


*An officer and director of Prime is the landlord of this property.


CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS
--------------------------------------------------

Norbert Lima, a Director and the Company's CEO, owns the real estate in which the Company's headquarters is located. A three year lease agreement was authorized by the Board of Directors in June 2000 and was entered into and executed that month.

Dennis Hinz is a Director of the Company. The accounting firm that he is a partner in, Ten, Haken, Hinz, and Carlos, prepares the Company's state and
federal tax  returns.   Mr. Hinz has been appointed by the Board of Directors
as the Chairman of the Company's audit committee. The Company anticipates that Mr. Hinz' firm will continue to prepare the Company's state and federal tax returns.


EXECUTIVE  COMPENSATION
-----------------------

The following table sets forth the aggregate cash and options compensation accrued for all officers of Prime. The officers received no other compensation from Prime:



----------------- ------------------ ----- -------- ------- -------------- ------------ ----------
      Name            Principal      Year  Salary   Options   Exercise     Exercisable  Expiration
                      Position                                  Price
----------------- ------------------ ----- -------- ------- -------------- ------------ ----------
  Norbert Lima           CEO         2006  $150,000
----------------- ------------------ ----- -------- ------- -------------- ------------ ----------
                                     2007  $150,000
----------------- ------------------ ----- -------- ------- -------------- ------------ ----------
  Stephen Goodman        CFO         2006  $120,000
----------------- ------------------ ----- -------- ------- -------------- ------------ ----------
                                     2007  $120,000
----------------- ------------------ ----- -------- ------- -------------- ------------ ----------
  Adrian Lima      VP-Engineering    2006  $100,000
----------------- ------------------ ----- -------- ------- -------------- ------------ ----------
                                     2007  $100,000
----------------- ------------------ ----- -------- ------- -------------- ------------ ----------


EMPLOYMENT AGREEMENTS
---------------------

In accordance with the Commission Rules, the following are the Compensatory Plans and Arrangements of the Company:

Prime  Companies  401(k)
Prime Companies,  Inc. Incentive Stock Option Plans

On September 7, 2000, the Company approved employment agreements with its CEO and CFO, each providing for compensation at the rate of $8,333 per month for the three years ending December 31, 2002. On April 13, 2000 the Company approved compensation for its Vice-President - Engineering at the rate of $6,000 per month. On June 22, 2004 the Company approved increases to the following annual amounts: CEO $150,000, CFO $120,000, VP- Engineering $100,000.




DIRECTOR COMPENSATION
---------------------

The   Company's   directors   are  reimbursed  for  any  out-of-pocket  expenses
incurred by them for attendance at meetings of the Board of Directors or committees thereof. The Company compensates directors $500 for each meeting of the Board personally attended by such director, and $250 for each meeting attended telephonically. Members of the Audit Committee are compensated at the rate of $500.00 per meeting.



CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE
---------------------

None


RECENT SALES OF UNREGISTERED SECURITIES
---------------------------------------

In March 2007, 4,200,000 shares of the Company's common stock were issued in two private placements in the amount $72,000. The proceeds were used for working capital.

In April 2007, 5,727,738 shares of the Company's common stock were issued in two private placements in the amount of $54,692. The proceeds were used for working capital.

In June 2007, 6,000,000 shares of the Company's common stock were issued in a private placement in the amount of $40,750. The proceeds were used for working capital.

In August 2007, 25,000,000 shares of the Company's common stock were issued in a private placement in the amount of $75,000.

In February 2008, 30,000,000 shares of the Company's common stock were issued in a private placement in the amount of $10,000



                                 PRIME COMPANIES, INC. AND SUBSIDIARIES
                                                  Unaudited
                                       CONSOLIDATED BALANCE SHEET



                                                                                     DECEMBER 31,               DECEMBER 31,
                                                                                        2007                       2006
                                                                                   ----------------         ----------------
                                                                                                               (unaudited)

                                                             ASSETS
                                                             ------
CURRENT ASSETS:

     Cash and cash equivalents                                                     $              3         $      1,073,819
     Accounts receivable                                                                      1,796                   72,891
     Inventory                                                                               15,715                   37,589
     Deposits and other current assets                                                                                 3,031
     Prepaid Expenses and other current assets                                                  260                       -
                                                                                   ----------------         ----------------
         Total current assets                                                                17,775                1,187,330

PROPERTY AND EQUIPMENT, net of accumulated depreciation of
     $968,853 and $57,104, at December 31, 2007 and December 31, 2006,
     respectively and accumulated equipment writeoff of
     $479,046 and $479,046 at December 31, 2007 and December 31, 2006                         1,231                   12,238
CRT                                                                                         297,500                  297,500
MT Logic                                                                                      3,000                    3,000
Dental Insite                                                                                 3,000                    3,000
LICENSES, net of accumulated amortization of $471,635 and $471,635
     at December 31, 2007 and December 31, 2006, respectively                                     -                        -
GOODWILL, net of accumulated amortization of $169,989 and $169,989
     at December 31, 2007 and December 31, 2006, respectively                                30,346                   30,346
                                                                                   -----------------        ----------------

TOTAL ASSETS                                                                       $        352,852         $        386,102
                                                                                   ================         ================

                                         LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
                                         ----------------------------------------------
CURRENT LIABILITIES:
     Accounts payable                                                              $        319,909         $        316,807
     Current maturities of capital lease obligations and long term debt                     171,883                   11,883
     Deferred revenues                                                                                                   500
     Due to Officers                                                                      1,027,629                  578,557
     Due to stockholders                                                                      8,181                    8,181
     Accrued payroll liabilities                                                            117,836                  159,443
     Other accrued expenses and liabilities                                                  46,419                   51,882
                                                                                   ----------------        ----------------
              Total current liabilities                                                   1,691,856                1,127,253

LONG TERM LIABILITIES
     NOTE PAYABLE less current portion                                                                               160,000
     Capital lease obligations, net of current maturities                                                             (8,533)
                                                                                   ----------------         ----------------
              Total Long term liabilities                                                                            151,467
                                                                                   ----------------         ----------------
              Total liabilities                                                           1,691,856                1,278,720
                                                                                   ----------------         ----------------


STOCKHOLDERS' EQUITY (DEFICIT):
     Preferred stock, $.0001 par value, 50,000,000 shares authorized,
     8,250 issued and outstanding                                                                 1                        1
     Common stock, $.0001 par value, 500,000,000 shares authorized,
         296,425,763 and 255,497,960, issued and outstanding at
         December 31, 2007 and December 31, 2006, respectively                               29,463                   25,550
     Additional paid-in capital                                                           9,443,318                9,204,969
     Accumulated deficit                                                                (10,811,965)             (10,123,137)
                                                                                   -----------------        ----------------
              Total stockholders' equity (deficit)                                       (1,339,004)                (892,617)
                                                                                   ----------------         ----------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                               $        352,852         $        386,102
                                                                                   ================         ================





                                   PRIME COMPANIES, INC. AND SUBSIDIARIES
                                                 Unaudited
                                    CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                   FOR THE YEARS ENDED
                                                                      DECEMBER 31,
                                                         -----------------------------------
                                                               2007                2006
                                                         ---------------    ----------------

SALES REVENUES                                           $       278,211    $        408,613
                                                         ---------------    ----------------

COSTS AND EXPENSES:
     Cost of sales                                               114,900             126,382
     Selling, general, and administrative expenses               813,538             771,680
                                                         ---------------    ----------------
         Total costs and expenses                                264,168           1,191,218
                                                         ---------------    ----------------
INCOME (LOSS) FROM OPERATIONS                                   (650,227)           (489,450)
                                                         ---------------    ----------------

OTHER INCOME (EXPENSE):
     Interest income                                               1,412               1,320
     Interest expense                                            (39,589)            (28,249)
     Other income, net                                                             2,150,731
                                                         ---------------    ----------------
         Net other income/(expense)                              (38,601)         (2,123,803)

NET INCOME (LOSS) BEFORE TAXES                                  (688,828)          1,634,353
     Provision for taxes                                           -                   -
                                                         ---------------    ----------------

NET LOSS                                                        (688,828)          1,634,353
                                                         ================   =================

BASIC & DILUTED PER SHARE INFORMATION:

     Income (Loss)                                       $        (0.003)   $         (0.015)
                                                         ===============    =================

WEIGHTED AVERAGE SHARES OUTSTANDING                          273,775,291         110,406,725
                                                         ===============    ================

                PRIME COMPANIES, INC. AND SUBSIDIARIES
                               Unaudited
                 CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                FOR THE YEARS ENDED
                                                                     DECEMBER 31,
                                                          ------------------------------
                                                               2007             2006
                                                          -------------    -------------
CASH FLOW FROM OPERATING ACTIVITIES:
     Net income (loss)                                     $  (688,828)     $ 1,634,353)
     Adjustments to reconcile net loss to net cash
       provided by (used in) operating activities:
     Depreciation and amortization                              11,206            9,877
     Changes in operating assets and liabilities:
     Accounts receivable                                        30,802           20,718
     Deposits                                                                       596
     Reduction of long term debt by Settlement                    --         (2,178,063)
     Accounts payable                                            3,102            1,874
     Accrued liabilities                                       (47,071)        (322,723)
     Due to officers                                           449,072         (478,636
     Due to stockholder                                                         (40,134)
     Deferred revenues                                            (500)          (3,341)
                                                           -----------      -----------
         Net cash provided by (used in) operating
             activities                                       (242,217)      (1,355,480)
                                                           -----------      -----------

CASH FLOW FROM INVESTING ACTIVITIES:
     Purchases of property and equipment                          (200)          (1,030)
                                                           -----------      -----------
         Net cash provided by (used in) investing
             activities                                           (200)          (1,030)
                                                           -----------      -----------

CASH FLOW FROM FINANCING ACTIVITIES:
     Proceeds from sale of stock                               242,442           21,596
     Change in short term portion of
             capital lease obligations                           8,533           (4,684)
     Rescission of financing from Cross Capital Fund                          1,518,288
     Proceeds from notes payable                                                115,316
     Principal payments on capital lease obligations and
             long-term debt                                       --             (1,027)
                                                           -----------      -----------
         Net cash provided by (used in) financing
             activities                                        250,975        1,649,490
                                                           -----------      -----------

INCREASE IN CASH AND CASH EQUIVALENTS                            8,558          292,981

CASH AND CASH EQUIVALENTS, beginning of year                    (8,554)           1,965
                                                           -----------      -----------

CASH AND CASH EQUIVALENTS, end of year                     $         3      $    (8,554)
                                                           ===========      ===========






                                             PRIME COMPANIES, INC. AND SUBSIDIARIES

                                                   CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
                                                   FOR THE YEARS ENDED DECEMBER 31, 2007 and 2006



                                            COMMON STOCK        ADDITIONAL       OTHER       DEFERRED                      TOTAL
                                     -----------------------     PAID-IN       PREFERRED     OFFERING     ACCUMULATED STOCKHOLDERS'
                                        SHARES       AMOUNT      CAPITAL         STOCK        COSTS        (DEFICIT)       DEFICIT
                                     -----------    --------   -----------    -----------    ---------     ----------- ------------


BALANCES, January 1, 2006             39,533,203    $  3,953   $ 7,686,681              1        --      $(11,757,490) $(4,066,855)

Issuance of common stock               5,000,000    $    500   $    29,500                                             $    30,000
Common stock issued for services          54,000    $      5   $     1,615           --          --             --     $     1,620
Common stock issued to convert debt  200,794,090    $ 20,080   $ 1,184,685                                             $ 1,204,765
Common stock issued for assets        10,116,667    $  1,012   $   302,488                                             $   303,500
Net income (loss)                           --           --           --             --          --      $  1,634,353  $ 1,634,353
                                     -----------    --------   -----------    -----------   ---------    ------------  -----------
BALANCES, December 31, 2006          255,497,960    $ 25,550   $ 9,204,969    $         1        --      $(10,123,137) $  (892,617)
                                     -----------    --------   -----------    -----------   ---------    ------------  -----------


Issuance of common stock              40,927,803    $  4,093   $   238,349           --          --             --     $   242,442
Net loss                                    --           --            --            --          --      $   (688.828) $  (688,828)
                                     -----------    --------   -----------    -----------   ---------    ------------  ------------
BALANCES, December 31, 2007          296,425,763    $ 29,643   $ 9,443,318    $         1        --      $(10,811,965) $(1,339,003)
                                     ===========    ========   ===========    ===========   =========    ============= ============

                                      PRIME COMPANIES, INC.

                                      By:  /s/ Norbert J. Lima
                                               ---------------
                                      Norbert J. Lima, Chief Executive Officer